EXHIBIT 23.3

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to incorporation by reference in the Registration Statement on Form S-3 of Norfolk Southern Corporation of our report dated February 11, 2000, relating to the consolidated balance sheet of Conrail Inc. and subsidiaries as of December 31, 1999, and the related consolidated statements of income, stockholders' equity and cash flows, for the year ended December 31, 1999, which report appears in the December 31, 1999, Annual Report on Form 10-K of Norfolk Southern Corporation. The consolidated financial statements of Conrail Inc. and subsidiaries as of December 31, 1998, and the related consolidated statements of income, stockholders' equity and cash flows for the two years then ended were audited by other auditors whose report thereon dated January 19, 1999, expressed an unqualified opinion on those statements. We also consent to the reference to each of our firms under the heading "Experts" in the Prospectus.

/s/ KPMG LLP                                         /s/ Ernst & Young LLP
KPMG LLP                                             Ernst & Young LLP
Norfolk, Virginia                                    Richmond, Virginia
September 26, 2000                                   September 26, 2000